EXHIBIT 5.1
                                                                -----------

                           THOMAS H. TUCKER, ESQ.
                                P.O. BOX 2827
                       459 WASHINGTON STREET, SUITE 27
                        DUXBURY, MASSACHUSETTS 02331

OF COUNSEL                                           TEL: (781) 934-8200
DEBORAH HILL BORNHEIMER                              FAX: (781) 934-8205
E-MAIL HILLMOT@AOL.COM                               E-MAIL: THTUCK@AOL.COM

                              October 27, 2003

Board of Directors
Slade's Ferry Bancorp
Box 390
Somerset, MA 02726

Dear Sirs:

      The undersigned has acted as counsel to Slade's Ferry Bancorp (the "Company") which is filing a Registration Statement on Form S-3 under the Securities Act of 1933 (the "Act") relating to the registration and proposed offering of 500,000 shares of the Company's Common Stock, $.01 par value, pursuant to the Company's Dividend Reinvestment and Common Stock Purchase Plan to existing Company stockholders.

      I have examined the Company's Certificate of Incorporation, its By-laws and such other records and documents as I deem necessary as a basis for this opinion.

      Based on the foregoing examination, I am of the opinion that:

      1. The Company was duly incorporated and is validly existing under the laws of the Commonwealth of Massachusetts;

      2. The shares of Common Stock of the Company being registered will, when issued, be legally issued, full paid and non-assessable.

      I consent to be named in the Registration Statement as the attorneys who will pass upon certain legal matters in connection with the offering described in the Registration Statement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                       /s/ Thomas H. Tucker
                                       ------------------------------
                                       Thomas H. Tucker


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